UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2019, FTE Networks, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Company”) obtained and entered into a Forbearance Agreement (the “Forbearance Agreement”) to that certain credit agreement, by and among with Jus-Com, Inc., an Indiana corporation and subsidiary of FTE (Jus-Com), Benchmark Builders, Inc., a New York corporation and subsidiary of FTE, certain Credit Parties (as defined therein), Lateral Juscom Feeder LLC (“Lateral”) and several lenders party thereto (together with Lateral, the “Lenders”) dated October 28, 2015 (as amended, the “Credit Agreement”).

Pursuant to the Forbearance Agreement, the Lenders have agreed to forbear from exercising its default-related rights and remedies under the Credit Agreement through April 5, 2019, which initial forbearance period may be extended through April 12, 2019 provided, among other things, the parties execute a term sheet relating to the restructuring of certain debts under the Credit Agreement prior to April 5, 2019.

The foregoing description of the Forbearance Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Forbearance Agreement dated March 30, 2019 by and among FTE Networks, Inc., Jus-Com, Inc., the Credit Parties thereto, Lateral and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Anthony Sirotka
Anthony Sirotka
Interim Chief Executive Officer

Date: April 1, 2019